Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors
Hicks Acquisition Company I, Inc.:

We have audited the accompanying balance sheets of Hicks Acquisition Company I, Inc. (a development stage company) (the Company) as of October 3, 2007 and March 1, 2007, and the related statements of operations, stockholders' equity, and cash flows for the period March 2, 2007 to October 3, 2007, February 26, 2007 (inception) through March 1, 2007 and February 26, 2007 (inception) to October 3, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hicks Acquisition Company I, Inc. as of October 3, 2007 and March 1, 2007, and the results of its operations and its cash flows for the period March 2, 2007 to October 3, 2007, February 26, 2007 (inception) through March 1, 2007 and February 26, 2007 (inception) to October 3, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Dallas, Texas
October 5, 2007

HICKS ACQUISITION COMPANY I, INC.

(A Development Stage Company)

Balance Sheets

	October 3, 2007	March 1, 2007

Assets

Cash	$1,318,126	$250,000
Cash held in trust	536,148,000	-
Other assets	273,422	-
Total current assets	537,739,548	250,000

Noncurrent assets:
Deferred offering costs	—	122,799
Other assets	131,667	—

Total assets	$537,871,215	$372,799

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,557,337	$—
Accrued expenses	725,169	124,799
Accrued expenses – related party	36,341	—
Note payable – related party	—	225,000
Deferred underwriter's commission	17,388,000	—

Total current liabilities	19,706,847	349,799

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; none
issued or outstanding at October 3, 2007 and March 1, 2007, respectively	—	—
Common stock, $0.0001 par value. Authorized 225,000,000 shares; issued and outstanding 69,000,000 and 11,500,000 shares at October 3, 2007 and
March 1, 2007, respectively	6,900	1,150
Additional paid-in capital	518,890,396	23,850
Deficit accumulated during the development stage	(732,928)	(2,000)

Total stockholders’ equity	518,164,368	23,000

Total liabilities and stockholders’ equity	$537,871,215	$372,799

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY I, INC.

(A Development Stage Company)

Statements of Operations

	March 2, 2007 to October 3, 2007	February 26, 2007 (inception) to March 1, 2007	February 26, 2007 (inception) to October 3, 2007

Formation and operating costs	$15,501	$2,000	$17,501
Professional fees	633,840	—	633,840

Loss from operations	(649,341)	(2,000)	(651,341)

Other expense:
Other state taxes	81,587	—	81,587

Net loss	$(730,928)	$(2,000)	$(732,928)

Loss per common share:
Basic and diluted	$(0.06)	$0.00	$(0.06)

Weighted average common shares outstanding:
Basic and diluted	11,831,628	11,500,000	11,825,571

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY I, INC.

(A Development Stage Company)

Statements of Stockholders’ Equity

	Common Stock		Additional	Deficit Accumulated During Development	Total Stockholders'
	Shares	Amount	Paid-in Capital	Stage	Equity (Deficit)
Initial funding from founding stockholder for cash	11,500,000	$1,150	$23,850	$—	$25,000
Net loss	—	—	—	(2,000)	(2,000)
Balance at March 1, 2007	11,500,000	1,150	23,850	(2,000)	23,000
Stock dividend, September 27, 2007	2,300,000	230	(230)		—
Sale of 55,200,000 units, net of underwriter’s commissions and offering costs	55,200,000	5,520	511,866,776	—	511,872,296
Proceeds from issuance of sponsor’s warrants	—	—	7,000,000	—	7,000,000
Net loss for the period from March 2, 2007 through October 3, 2007	—	—	—	(730,928)	(730,928)
Balance at October 3, 2007	69,000,000	$6,900	$518,890,396	$(732,928)	$518,164,368

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY I, INC.

(A Development Stage Company)

Statements of Cash Flows

	March 2, 2007 to October 3, 2007	February 26, 2007 (inception) to March 1, 2007	February 26, 2007 (inception) to October 3, 2007
Cash flows from operating activities:
Net loss	$(730,928)	$(2,000)	$(732,928)
Change in operating assets and liabilities:
Accounts payable	(306,874)	—	(306,874)
Accrued expenses	593,382	2,000	593,382
Accrued expenses – related party	25,250	—	25,250

Net cash used in operating activities	(419,170)	—	(419,170)

Cash flows from investing activities:
Cash held in trust account	(536,148,000)	—	(536,148,000)

Net cash used in investing activities	(536,148,000)	—	(536,148,000)

Cash flows from financing activities:
Proceeds from note payable – related party	—	225,000	225,000
Payment on note payable – related party	(225,000)	—	(225,000)
Proceeds from sale of units to initial founder	—	25,000	25,000
Proceeds from sale of warrants to initial founder	7,000,000	—	7,000,000
Proceeds from initial public offering, net of
underwriter's discount and offering costs	530,860,296	—	530,860,296

Net cash provided by financing activities	537,885,296	250,000	537,885,296

Increase in cash	1,068,126	250,000	1,318,126

Cash at beginning of period	250,000	—	—

Cash at end of period	$1,318,126	$250,000	$1,318,126

Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued expenses	$1,265,817	$122,799	$1,265,817
Other assets – current included in accrued expenses	$273,422	$—	$273,422
Other assets – noncurrent included in accrued expenses	$131,667	$—	$131,667
Accrual of deferred underwriter's commission	$17,388,000	—	$17,388,000

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY I, INC.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS OPERATIONS

Hicks Acquisition Company I, Inc. (the “Company”) was incorporated in Delaware on February 26, 2007 as a blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets.

The Company has neither engaged in any operations nor generated any revenue to date.  The activity from February 26, 2007 to October 3, 2007 relates to the Company’s formation and its initial public offering described below and in Note 3. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective September 27, 2007. The Company consummated the Offering on October 3, 2007 and received proceeds of approximately $529.1 million, net of underwriter’s commissions of approximately $21.3 million and offering costs and other expenses of $1.6 million. The Company sold to the public 55,200,000 units at a price of $10.00 per unit, including 7,200,000 units issued pursuant to the exercise of the underwriter’s over-allotment option. Simultaneously with the consummation of the Offering, the Company consummated the private sale of 7,000,000 warrants to HH-HACI, L.P., a Delaware limited partnership (the “Sponsor”), at a price of $1.00 per sponsor’s warrant, generating gross proceeds, before expenses, of $7 million (the “Private Placement”). Net proceeds received by the Company from the consummation of both the Offering and Private Placement of sponsor’s warrants totaled approximately $536.1 million, net of underwriter’s commissions and offering costs. The net proceeds were placed in a trust account at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating one or more business combinations with an operating company. The Company's initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the initial amount held in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred commission). If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of the amount held in the trust account. In no event, however, will the Company acquire less than a controlling interest of a target business (that is, not less than 50% of the voting equity interests of the target business).

The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry. Instead, the Company intends to focus on various industries and target businesses that may provide significant opportunities for growth. However, the Company will not complete a business combination with an entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada.

Proceeds of the Offering and Private Placement are held in a trust account and will only be released to the Company upon the earlier of: (i) the consummation of an initial business combination; or (ii) the Company’s liquidation. The proceeds in the trust account include the underwriter’s deferred commission which equals 3.15% of the gross proceeds of the Offering. Upon consummation of an initial business combination, approximately $17.4 million, which constitutes the underwriters’ deferred commissions, will be paid to the underwriters from the funds held in the trust account. The proceeds outside of the trust account as well as the interest income of up to $6.6 million (net of taxes payable), earned on the trust account balance that may be released to the Company (as discussed in Note 3) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses; provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any income taxes on such $6.6 million of interest income.

HICKS ACQUISITION COMPANY I, INC.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS OPERATIONS

The Company will seek stockholder approval before it will effect an initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve any initial business combination, the Company’s existing stockholders, HH-HACI, L.P., and certain of the Company’s directors have agreed to vote the founder’s shares (as defined in Note 4 below) owned by them immediately before the Offering in accordance with the majority of the shares of common stock voted by the public stockholders. “Public stockholders” is defined as the holders of common stock sold as part of the units, as defined, in the Offering or in the aftermarket. The Company will proceed with an initial business combination only if (i) the business combination is approved by a majority of votes cast by the Company’s public stockholders at a duly held stockholders meeting, (ii) an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence is approved by holders of a majority of the Company’s outstanding shares of common stock, (iii) public stockholders owning no more than 30% (minus one share) of the Company’s outstanding shares of common stock sold in the Offering both vote against the business combination and exercise their conversion rights, and (iv) the Company has confirmed that it has sufficient cash resources to pay both (x) the consideration required to close its initial business combination, and (y) the cash due to public stockholders who vote against the business combination and who exercise their conversion rights. If the conditions to consummate the proposed business combination are not met but sufficient time remains before the Company’s corporate life expires, the Company may attempt to effect another business combination.

If the initial business combination is approved and completed, each public stockholder voting against such qualifying business combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including deferred underwriting commissions and interest earned on the trust account, net of income taxes payable on such interest and net of interest income of up to $6.6 million, on the trust account released to fund the Company’s working capital requirements). Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

The Company will liquidate and promptly distribute only to the public stockholders the amount in the trust account, less any income taxes payable on interest income and any interest income of up to $6.6 million, on the balance (net of taxes payable) of the trust account previously released to the Company to fund its working capital requirements, plus any remaining net assets if the Company does not consummate a business combination by September 28, 2009. If the Company fails to consummate such business combination by September 28, 2009, the Company’s amended and restated certificate of incorporation provides that the Company’s corporate existence will automatically cease on September 28, 2009, except for the purpose of winding up its affairs and liquidating. In the event of liquidation, the per share value of the residual assets remaining available for distribution (including trust account assets) may be more or less than the initial public offering price per share (assuming no value is attributed to the warrants contained in the units to be offered in the Offering discussed in Note 3). In the event of the consummation of a successful initial business combination, the earnings per share will be affected by the dilution attributable to the sponsors shares and warrants.

HICKS ACQUISITION COMPANY I, INC.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[a] Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Such cash and cash equivalents, at times, may exceed federally insured limits.

[b] Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. The weighted average common shares issued and outstanding of 11,825,571 and 11,831,628 for the period from February 26, 2007 to October 3, 2007 and for the period from March 2, 2007 to October 3, 2007, respectively, take into effect the 11,500,000 shares outstanding for over 200 days during each of these accounting periods. In comparison, the 55,200,000 common shares issued in connection with the Offering were issued and outstanding for one day as of October 3, 2007.

The 69,000,000 warrants to purchase common stock were anti-dilutive and excluded from the calculation of diluted loss per share for the period ended October 3, 2007.

[c] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[d] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $254,000 and $700 at October 3, 2007 and March 1, 2007, respectively. In recognition of

HICKS ACQUISITION COMPANY I, INC.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at October 3, 2007 and March 1, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

[e] Deferred offering costs:

Deferred offering costs as of March 1, 2007 consist principally of legal and underwriting fees related to the Offering and were charged to additional paid-in capital at closing of the Offering on October 3, 2007.

[f] Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3—INITIAL PUBLIC OFFERING

On October 3, 2007, the Company sold to the public 55,200,000 units at a price of $10.00, which included 7,200,00 shares issued pursuant to the underwriter’s over-allotment option. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one warrant.

Each warrant entitles the holder to purchase from the Company one share of common stock at a price of $7.50 on the later of completion of the initial business combination or twelve months from the date of the closing of the Offering, provided in each case that the Company has an effective registration statement in effect covering the shares of common stock issuable upon exercise of the warrants. The warrants expire September 28, 2011 unless earlier redeemed. Once the warrants become exercisable, they will be redeemable in whole but not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice, but such redemption may only occur if the last sale price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days prior to the time that the Company sends the notice of redemption to the warrant holders.

NOTE 4—NOTE PAYABLE TO AFFILIATE AND RELATED PARTY TRANSACTIONS

The Company issued an unsecured promissory note of $225,000 to Mr. Hicks, the Company’s founder and chairman of the board, on March 1, 2007. At March 1, 2007, due to the short-term nature of the note, the fair value of the note approximated the carrying amount. The note was non-interest bearing and was paid in full on October 3, 2007.

The Company has agreed to pay up to $10,000 a month in total for office space and general and administrative services to Hicks Holdings Operating LLC, an affiliate of the Company’s founder and chairman of the board, Mr. Hicks. Services commenced on September 28, 2007 and will terminate upon the earlier of: (i) the consummation of an initial business combination; or (ii) the liquidation of the Company.

HICKS ACQUISITION COMPANY I, INC.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

NOTE 4—NOTE PAYABLE TO AFFILIATE AND RELATED PARTY TRANSACTIONS (Continued)

On October 3, 2007, the sponsor, through the Private Placement, purchased 7,000,000 Sponsor Warrants at $1.00 per warrant (for a total purchase price of $7,000,000) from the Company pursuant to Regulation D. Mr. Hicks, the Company’s founder and chairman of the board, is the sole member of HH-HACI GP, LLC, the general partner of HH-HACI, L.P. In addition, Mr. Hicks, Joseph B. Armes, the Company’s president, chief executive officer, chief financial officer and one of our directors, Eric C Neuman, a senior vice president of the Company, Robert M. Swartz, a senior vice president of the Company, Christina Weaver Vest, a senior vice president of the Company, Thomas O. Hicks, Jr., the Company’s secretary and a vice president, and Mack H. Hicks, a vice president of the Company, are each limited partners of HH-HACI, L.P. The Sponsor will be permitted to transfer the warrants held by it to the Company’s officers and directors, and other persons or entities affiliated with the Sponsor, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the Sponsor. Otherwise, these warrants will not be transferable or salable by the Sponsor (except as described below) until 180 days after the completion of an initial business combination. The Sponsor Warrants will be non-redeemable so long as they are held by the Sponsor or the Sponsor’s permitted transferees. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants including in the units being sold in this offering. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the proposed offering, except that such Sponsor Warrants may be exercised on a cashless basis. The purchase price of the Sponsor Warrants has been determined to be the fair value of such warrants as of the purchase date.

Mr. Hicks, the Company’s founder and chairman of the board is required, pursuant to a written co-investment securities purchase agreement, dated October 3, 2007, to purchase, directly or through a controlled affiliate, 2,000,000 co-investment units at a price of $10.00 per unit for an aggregate purchase price of $20 million in a private placement that will occur immediately prior to the consummation of the initial business combination.

The co-investment units will be identical to the units sold in the Offering, except that (i) the co-investment warrants will not be redeemable by us so long as they are held by Mr. Hicks, a controlled affiliate of Mr. Hicks who purchases the co-investment units or their permitted transferees, and (ii) with limited exceptions, the co-investment shares and co-investment warrants (including the common stock issuable upon exercise of the co-investment warrants) may not be transferred, assigned or sold until 180 days after the completion of our initial business combination. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to the public stockholders in the event of a liquidation of the trust account, or upon conversion of shares held by public stockholders.

NOTE 5—FOUNDER’S UNITS

On March 1, 2007, the Sponsor purchased 11,500,000 founder’s units (after giving effect to a stock split, discussed in greater detail in Note 7, approved by the Company’s board of directors in July 2007) for an aggregate amount of $25,000, or $0.0022 per unit. On August 30, 2007, the sponsor transferred an aggregate of 230,000 of these units to William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn, each of whom is a member of the Company’s board of directors. Each founder’s unit consists of one share of common stock (a “founder’s share”), and one warrant to purchase common stock (a “founder’s warrant”). The Sponsor, together with Messrs. Cunningham, Montgomery, Mulroney and Quinn, are referred to as the “initial stockholders.”

On September 27, 2007, through a stock dividend (discussed in Note 7), the founder's  units increased to 13,800,000. This stock dividend also increased the number of shares transfered to certain members of the Company’s board of directors to 276,000.

HICKS ACQUISITION COMPANY I, INC.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

NOTE 5—FOUNDER'S UNITS (Continued)

The founder’s shares are identical to the shares of common stock included in the Offering, except that:

•  the founder’s shares are subject to the transfer restrictions described below;

•  the initial stockholders have agreed to vote the founder’s shares in the same manner as a majority of the public stockholders in connection with the vote required to approve a business combination;

•  the initial stockholders will not be able to exercise conversion rights granted to the public stockholders with respect to the founder’s shares; and

•  the initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founder’s shares if the Company fails to consummate a business combination.

The founder’s warrants are identical to those included in the units sold in the Offering, except that:

•  the founder’s warrants are subject to the transfer restrictions described below;

•  the founder’s warrants may not be exercised unless and until the last sale price of the Company’s common stock equals or exceeds $13.75 per share for any 20 days within any 30 trading day period beginning 90 days after the Company’s initial business combination and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants;

•  the founder’s warrants will not be redeemable by the Company as long as they are held by the Company’s initial stockholders or their permitted transferees; and

•  the founder’s warrants may be exercised by the holders on a cashless basis.

The initial stockholders have agreed, except in limited circumstances, not to sell or otherwise transfer any of the founder’s shares or founder’s warrants until 180 days after the completion of the Company’s initial business combination. However, the initial stockholders will be permitted to transfer the founder’s shares and founder’s warrants to the Company’s officers and directors, and other persons or entities affiliated with the initial stockholders, provided that the transferees receiving such securities will be subject to the same agreements with respect to such securities as the initial stockholders.

NOTE 6—STOCKHOLDER’S EQUITY

Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. No shares were issued and outstanding as of October 3, 2007 or March 1, 2007.

Common Stock

The authorized common stock of the Company includes up to 225,000,000 shares. The holders of the common shares are entitled to one vote for each share of common stock. In addition, the holders of the common stock are entitled to receive dividends when, as and if declared by the board of directors. At October 3, 2007 and March 1, 2007, the Company had 69,000,000 and 11,500,000 shares of common stock issued and outstanding, respectively.

HICKS ACQUISITION COMPANY I, INC.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

NOTE 7—STOCK DIVIDEND AND STOCK SPLIT

On September 27, 2007, the board of directors as of that date (Mr. Hicks and Mr. Armes) approved a stock dividend of 0.2 shares of common stock for every share of common stock issued and outstanding as of September 27, 2007. The stock dividend was granted in connection with an increase in the number of units being offered in the Offering. Total common shares increased from 11,500,000 shares to 13,800,000 shares as a result of the stock dividend. The par value of the stock remained $0.0001 per share.

On July 24, 2007, the board of directors approved a 1.15-for-1 stock split resulting in an increase of common shares from 10,000,000 shares to 11,500,000 shares. The par value of the common stock remained $0.0001 per share. The stock split approved July 24, 2007 is reflected in the per share data in the accompanying financial statements as if it occurred on February 26, 2007.